Exhibit 99.1

LogMeIn Announces Second Quarter 2018 Results

Boston, July 26, 2018 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the second quarter ended June 30, 2018.

Second quarter 2018 highlights include:

•	GAAP revenue was $305.7 million and non-GAAP revenue was $307.1 million

•	GAAP net income was $6.6 million or $0.12 per diluted share and non-GAAP net income was $69.8 million or $1.32 per diluted share

•	EBITDA was $82.2 million or 26.9% of GAAP revenue and Adjusted EBITDA was $110.1 million or 35.9% of non-GAAP revenue

•	Cash flow from operations was $103.2 million or 33.6% of non-GAAP revenue, and Adjusted cash flow from operations was $111.3 million or 36.2% of non-GAAP revenue

•	Total deferred revenue was $381.8 million

•	The Company closed the quarter with cash and cash equivalents of $198.9 million and $200.0 million of borrowings under its existing credit agreement

“LogMeIn had a solid second quarter with revenue and earnings that exceeded the high-end of our guidance,” said Bill Wagner, President and CEO of LogMeIn. “While we expect isolated headwinds in the second half of the year, we continue to be pleased with the trajectory of our long-term growth drivers—Unified Communications, Digital Engagement and Identity—all of which accelerated in the quarter.”

Business Outlook

Based on information available as of July 26, 2018, the Company is issuing guidance for the third quarter 2018 and fiscal year 2018.

Third Quarter 2018: The Company expects third quarter non-GAAP revenue to be in the range of $302 million to $304 million. The Company expects third quarter GAAP revenue to be in the range of $301 million to $303 million. Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $85 million to $87 million, or approximately 29% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $111 million to $113 million, or approximately 37% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $70 million to $71 million, or $1.33 to $1.35 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $20 million in stock-based compensation expense, $5 million in acquisition and litigation-related costs, $61 million of amortization expense of acquired intangible assets, and includes $2 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items.

Non-GAAP net income for the third quarter assumes an effective tax rate of approximately 25% and GAAP net income assumes a tax provision of $4 million for the third quarter. Non-GAAP and GAAP net income per diluted share is based on an estimated 52.5 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs and amortization, litigation-related expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $4 million to $5 million, or $0.08 to $0.10 per diluted share.

Fiscal year 2018: The Company expects full year 2018 non-GAAP revenue to be in the range of $1.185 billion to $1.195 billion. The Company expects full year 2018 GAAP revenue to be in the range of $1.181 billion to $1.191 billion. Non-GAAP revenue adds back $4 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $368 million to $374 million, or approximately 31% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $434 million to $440 million, or approximately 37% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $273 million to $278 million, or $5.17 to $5.26 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $72 million in stock-based compensation expense, $24 million in acquisition and litigation-related costs, $243 million of amortization expense of acquired intangible assets, a $34 million pre-tax gain associated with the disposition of a non-core asset and includes $8 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete tax items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net income for the fiscal year assumes an effective tax rate of approximately 31%. Non-GAAP and GAAP net income per diluted share is based on an estimated 52.8 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs and amortization, litigation-related expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $44 million to $48 million, or $0.84 to $0.91 per diluted share.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.30 per share dividend on August 24, 2018 to stockholders of record as of August 8, 2018. The Company currently has approximately 51.9 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, July 26, 2018

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 323-794-2590 and enter passcode 7170867. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on July 26, 2018 until 8:00 p.m. Eastern Time on August 3, 2018, by dialing 719-457-0820 and entering passcode 7170867.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•	Adjusted EBITDA is EBITDA excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs, gain on disposition of non-core assets, stock-based compensation expense, and litigation related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•	Non-GAAP operating income excludes the impact of fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, and litigation related expense and includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, litigation related expense, discrete integration related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017, and includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.

•	Adjusted cash flow from operations excludes acquisition, disposition and litigation related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North and South America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s long-term growth strategies and the performance of its key growth drivers and the Company’s financial guidance for fiscal year 2018 and the third quarter of 2018. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	June 30,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$252,402	$198,858
Accounts receivable, net	93,949	81,896
Prepaid expenses and other current assets	52,473	56,505

Total current assets	398,824	337,259
Property and equipment, net	92,154	92,410
Restricted cash, net of current portion	1,795	1,803
Intangibles, net	1,149,597	1,179,637
Goodwill	2,208,725	2,404,862
Other assets	6,483	40,760
Deferred tax assets	530	705

Total assets	$3,858,108	$4,057,436

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,232	$35,048
Accrued liabilities	82,426	112,875
Deferred revenue, current portion	340,570	375,079

Total current liabilities	445,228	523,002
Long-term debt	—	200,000
Deferred revenue, net of current portion	6,735	6,711
Deferred tax liabilities	221,407	230,075
Other long-term liabilities	20,997	26,723

Total liabilities	694,367	986,511

Equity:
Common stock	560	565
Additional paid-in capital	3,276,891	3,283,856
Accumulated earnings	50,445	76,763
Accumulated other comprehensive income	15,570	7,005
Treasury stock	(179,725)	(297,264)

Total equity	3,163,741	3,070,925

Total liabilities and equity	$3,858,108	$4,057,436

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Revenue	$257,025	$305,650	$444,483	$584,867
Cost of revenue	53,236	72,833	92,175	135,775

Gross profit	203,789	232,817	352,308	449,092

Operating expenses:
Research and development	40,710	43,920	73,832	87,036
Sales and marketing	93,469	99,343	169,237	187,558
General and administrative	33,163	39,106	82,554	74,549
Gain on disposition of assets	—	—	—	(33,910)
Amortization of acquired intangibles	36,154	43,347	60,574	84,430

Total operating expenses	203,496	225,716	386,197	399,663

Income (loss) from operations	293	7,101	(33,889)	49,429
Interest income	373	369	519	1,042
Interest expense	(345)	(1,854)	(794)	(2,180)
Other income (expense), net	(128)	(86)	(78)	(326)

Income (loss) before income taxes	193	5,530	(34,242)	47,965
(Provision for) benefit from income taxes	14,653	1,024	30,524	(11,699)

Net income (loss)	$14,846	$6,554	$(3,718)	$36,266

Net income (loss) per share:
Basic	$0.28	$0.13	$(0.08)	$0.69
Diluted	$0.28	$0.12	$(0.08)	$0.68
Weighted average shares outstanding:
Basic	52,715	52,170	48,168	52,313
Diluted	53,723	52,875	48,168	53,160

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
GAAP Revenue	$257,025	$305,650	$444,483	$584,867
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	9,926	1,474	23,571	2,532

Non-GAAP Revenue	$266,951	$307,124	$468,054	$587,399

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
	(in thousands, except per share data)		(in thousands, except per share data)
GAAP Net income (loss) from operations	$293	$7,101	$(33,889)	$49,429
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	9,926	1,474	23,571	2,532
Stock-based compensation expense	16,296	17,166	30,490	33,132
Acquisition related costs	9,077	9,231	40,936	14,376
Litigation related expenses	520	96	738	277
Amortization of acquired intangibles	49,201	61,634	82,761	120,602
Gain on disposition of assets	—	—	—	(33,910)
Effect of acquisition accounting on internally capitalized software development costs	(6,244)	(2,411)	(10,945)	(6,131)

Non-GAAP Operating income	79,069	94,291	133,662	180,307
Interest and other expense, net	(100)	(1,571)	(353)	(1,464)

Non-GAAP Income before income taxes	78,969	92,720	133,309	178,843
Non-GAAP Provision for income taxes(1)	(24,567)	(22,902)	(40,766)	(44,174)

Non-GAAP Net income	$54,402	$69,818	$92,543	$134,669

Non-GAAP net income per diluted share	$1.01	$1.32	$1.88	$2.53
Diluted weighted average shares outstanding used in computing per share amounts	53,723	52,875	49,274	53,160

(1)	Non-GAAP provision for income taxes excludes the tax impact of Non-GAAP items as well as a discrete integration-related tax benefit of $1.4 million and $3.8 million in the three and six months ended June 30, 2017, respectively, and a net tax benefit of $3.4 million and $2.0 million in the three and six months ended June 30, 2018, respectively, and a net tax provision of $0.7 million in the six months ended June 30, 2018 related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
GAAP Net income	$14,846	$6,554	$(3,718)	$36,266
Add Back:
Interest and other expense, net	100	1,571	353	1,464
Income tax provision (benefit)	(14,653)	(1,024)	(30,524)	11,699
Amortization of acquired intangibles	49,201	61,634	82,761	120,602
Depreciation and amortization expense	9,101	13,436	15,825	25,759

EBITDA	58,595	82,171	64,697	195,790
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	9,926	1,474	23,571	2,532
Stock-based compensation expense	16,296	17,166	30,490	33,132
Gain on disposition of assets	—	—	—	(33,910)
Acquisition related costs	9,077	9,231	40,936	14,376
Litigation related expenses	520	96	738	277

Adjusted EBITDA	$94,414	$110,138	$160,432	$212,197

EBITDA Margin	22.8%	26.9%	14.6%	33.5%
Adjusted EBITDA Margin	35.4%	35.9%	34.3%	36.1%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
Cost of revenue	$1,285	$1,261	$2,299	$2,477
Research and development	5,208	5,116	9,637	10,058
Sales and marketing	4,190	4,600	7,796	8,296
General and administrative	5,613	6,189	10,758	12,301

Total stock based-compensation	$16,296	$17,166	$30,490	$33,132

LogMeIn, Inc.

Calculation of Projected 2018 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended September 30, 2018	Twelve Months Ended December 31, 2018
GAAP Revenue	$301 - $303	$1,181 - $1,191
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	4

Non-GAAP Revenue	$302 - $304	$1,185 - $1,195

Calculation of Projected 2018 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended September 30, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$4 - $5	$44 - $48
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	4
Stock-based compensation expense	20	72
Acquisition and litigation related costs	5	24
Amortization of acquired intangibles	61	243
Effect of acquisition accounting on internally capitalized software development costs	(2)	(8)
Gain on disposition of assets	—	(34)
Income tax effect of non-GAAP items	(19)	(72)

Non-GAAP Net income	$70 - $71	$273 - $278

GAAP net income per diluted share	$0.08 - $0.10	$0.84 - $0.91
Non-GAAP net income per diluted share	$1.33 - $1.35	$5.17 - $5.26
Diluted weighted average shares outstanding used in computing net income per share	52.5	52.8

Calculation of Projected 2018 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended September 30, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$4 - $5	$44 - $48
Add Back:
Interest and other (income) expense, net	2	5
Income tax provision (benefit)	4	20 - 22
Amortization of acquired intangibles	61	243
Depreciation and amortization expense	15	56

EBITDA	85 - 87	368 - 374
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	4
Stock-based compensation expense	20	72
Acquisition and litigation related costs	5	24
Gain on disposition of assets	—	(34)

Adjusted EBITDA	$111 - $113	$434 - $440

EBITDA Margin	29%	31%
Adjusted EBITDA Margin	37%	37%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Cash flows from operating activities
Net income (loss)	$14,846	$6,554	$(3,718)	$36,266
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	16,296	17,166	30,490	33,132
Depreciation and amortization	58,302	75,070	98,586	146,361
Gain on disposition of assets, net of transaction costs	—	—	—	(36,281)
Benefit from deferred income taxes	(16,021)	(12,677)	(32,477)	(22,030)
Other, net	1,135	328	1,374	793
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	(3,130)	12,910	(3)	22,730
Prepaid expenses and other current assets	(5,688)	3,187	(12,586)	7,955
Other assets	68	(5,166)	156	(7,934)
Accounts payable	7,307	1,858	11,194	11,503
Accrued liabilities	(2,492)	3,150	38,044	22,961
Deferred revenue	15,423	(2,901)	59,752	35,784
Other long-term liabilities	869	3,750	1,973	5,962

Net cash provided by operating activities(1)	86,915	103,229	192,785	257,202

Cash flows from investing activities
Proceeds from sale or disposal or maturity of marketable securities	4,850	—	31,103	—
Purchases of property and equipment	(6,110)	(6,381)	(9,804)	(13,629)
Intangible asset additions	(7,678)	(10,766)	(13,709)	(17,862)
Cash paid for acquisition, net of cash acquired	—	(343,351)	24,215	(343,351)
Restricted cash acquired through acquisitions	—	—	917	—
Proceeds from disposition of assets	—	—	—	42,394

Net cash provided by (used in) investing activities	(8,938)	(360,498)	32,722	(332,448)

Cash flows from financing activities
Borrowings (repayments) under credit facility	(30,000)	200,000	(30,000)	200,000
Proceeds from issuance of common stock upon option exercises	869	958	5,354	1,022
Payments of withholding taxes in connection with restricted stock unit vesting	(21,834)	(18,723)	(29,455)	(27,954)
Payment of debt issuance costs	(200)	—	(1,993)	—
Dividends paid on common stock	(13,156)	(15,639)	(25,936)	(31,377)
Purchase of treasury stock	(22,150)	(68,202)	(29,615)	(115,103)

Net cash provided by (used in) financing activities	(86,471)	98,394	(111,645)	26,588

Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,010	(7,546)	5,561	(4,890)

Net increase (decrease) in cash, cash equivalents and restricted cash	(5,484)	(166,421)	119,423	(53,548)
Cash, cash equivalents and restricted cash, beginning of period	268,242	367,082	143,335	254,209

Cash, cash equivalents and restricted cash, end of period	$262,758	$200,661	$262,758	$200,661

(1)	Cash flows from operating activities includes the following acquisition, disposition, and litigation-related payments:

(a)	Cash flows from operating activities includes transaction, transition, and integration-related payments for acquisitions and dispositions of $11.9 million and $7.2 million for the three months ended June 30, 2017 and 2018, respectively and $32.8 million and $13.7 million for the six months ended June 30, 2017 and 2018, respectively.

(b)	Cash flows from operating activities includes acquisition-related retention-based bonus payments of $0.6 million and $0.7 million for the three and six months ended June 30, 2018, respectively related to the Company’s 2016, 2017 and 2018 acquisitions.

(c)	Cash flows from operating activities includes litigation-related payments of $0.1 million and $0.3 million for the three months ended June 30, 2017 and 2018, respectively, and $0.3 million and $1.1 million for the six months ended June 30, 2017 and 2018, respectively.

Adjusted cash flows from operations adds back the items in (a), (b) and (c) above and sums to $98.9 million and $111.3 million for the three months ended June 30, 2017 and 2018, respectively, and $225.9 million and $272.7 million for the six months ended June 30, 2017 and 2018, respectively.